UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

April 29, 2009

Date of Report (Date of earliest event reported)

NewStar Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33211	54-2157878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Boylston Street, Suite 1600, Boston, MA	02116
(Address of principal executive offices)	(Zip Code)

(617) 848-2500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 29, 2009, NewStar Financial, Inc. (the “Company”) entered into the Second Amendment to Stock Purchase and Sale Agreement (the “Amendment”) by and among the Company, Southern Commerce Bank, National Association and Dickinson Financial Corporation (the “Seller”). The Amendment relates to the Stock Purchase and Sale Agreement among the parties dated January 5, 2009, as amended (the “Agreement”). The Amendment extends from May 1, 2009 to June 1, 2009 the date that either the Company or the Seller has the right to terminate the Agreement if the transaction is not completed, among other things.

The foregoing description of the Amendment is qualified in its entirety by reference to, and should be read in conjunction with, the actual Amendment, a copy of which is filed with this Current Report of Form 8-K as Exhibit 2.1 and is incorporated herein by this reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

2.1	Second Amendment to Stock Purchase and Sale Agreement, dated as of April 29, 2009, by and among NewStar Financial, Inc., Southern Commerce Bank, National Association, and Dickinson Financial Corporation. Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWSTAR FINANCIAL INC.

Date: May 4, 2009	By:	/s/ JOHN K. BRAY
John K. Bray
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Second Amendment to Stock Purchase and Sale Agreement, dated as of April 29, 2009, by and among NewStar Financial, Inc., Southern Commerce Bank, National Association, and Dickinson Financial Corporation. Filed herewith.